UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): (May 8, 2006)
ROCK-TENN COMPANY
(Exact name of registrant as specified in its charter)

Georgia	0-23340	62-0342590

(State of Incorporation)	Commission File Number	(IRS employer identification no.)

504 Thrasher Street,
Norcross, Georgia	30071

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (770) 448-2193
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8A-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     Rock-Tenn Company (the “Company”) is filing this Amendment No. 1 on Form 8-K/A to correct the description of the vesting provisions of the Tranche 2 (as defined below) restricted stock grants described herein.
Item 1.01 — Entry into a Material Definitive Agreement.
Restricted Stock Grants
     On May 8, 2006, the Compensation Committee of the Company’s Board of Directors (the “Committee”) determined that, for 2006, there will be two tranches of restricted stock grants pursuant to the Company’s 2004 Incentive Stock Plan (the “Plan”), both of which will have a service condition and either a performance condition or market conditions.
     The first tranche (“Tranche 1”) will have a performance condition that will be met upon the achievement of any one of the following three criteria:
(1)	achievement of Credit Agreement Debt to EBITDA (as defined in the Company’s Senior Credit Facility) ratio of 4.4 or lower for any trailing 12 months during the service period;

(2)	reduction of net debt as of March 31, 2005 pro forma for the Gulf States acquisition by $180 million by September 30, 2007 as adjusted for any subsequent acquisitions or dispositions of businesses; and

(3)	an increase in diluted earnings per share, adjusted to exclude restructuring costs, by 15% or more in fiscal 2006 or 2007 over fiscal 2005.
     The second tranche (“Tranche 2”) will have market conditions that will be met upon achievement of the following stock price appreciation goals within five years after the grant date:
(1)	the condition will be met with respect to one third of the award if the Company achieves a stock price of $18 per share;

(2)	the condition will be met with respect to one third of the award if the Company achieves a stock price of $20 per share; and

(3)	the condition will be met with respect to one third of the award if the Company achieves a stock price of $22 per share.
Stock prices will be measured by the average NYSE closing price for any 10 consecutive trading days during the service period.
     The service vesting condition is such that one third of each award will vest at the end of years three, four and five. The shares will not be deemed issued and will not have voting or dividend rights until the relevant performance conditions have been met. Once the relevant performance conditions have been met, the shares will be deemed issued and will have voting and dividend rights as of that time, but they will be held by the Company and be subject to forfeiture if the service conditions are not met.
     The shares will vest immediately upon a Change of Control (as defined in Section 409A of the Internal Revenue Code).
     The Committee approved the following grants to the Company’s executive officers:

2

	Shares of	Shares of
	Restricted Stock	Restricted Stock
	granted pursuant to	granted pursuant to
Name and Principal Position	Tranche 1	Tranche 2
James A. Rubright Chairman and Chief Executive Officer	46,667	93,333

David E. Dreibelbis Executive Vice President; General Manager Paperboard Group	12,750	25,500

James L. Einstein Executive Vice President; General Manager Alliance Division	10,200	20,400

Michael E. Kiepura Executive Vice President; General Manager Folding Carton Division	12,750	25,500

Robert B. McIntosh Senior Vice President, General Counsel and Secretary	10,200	20,400

Steven C. Voorhees Executive Vice President and Chief Financial Officer	12,750	25,500
     On May 8, 2006, the Committee also approved the award to Michael E. Kiepura of stock options for 50,000 shares of common stock with an exercise price of $16.46, the closing sale price on the NYSE on May 8, 2006. The stock options will vest in one-third increments on each of May 8, 2007, 2008 and 2009.
###

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 7, 2006

ROCK-TENN COMPANY
By:	/s/ Steven C. Voorhees
	Name:	Steven C. Voorhees
	Title:	Chief Financial Officer

4